Exhibit 13.2
PRINCIPAL FINANCIAL OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with this Annual Report
of Diana Shipping Inc.
(the “Company”) on Form
20-F for the year
ended December 31,
2025 as
filed with
the Securities
and Exchange
Commission (the
“SEC”) on
or about
the date
hereof (the
“Report”), I,
Maria
Dede, Principal
Financial Officer
of the
Company, certify,
pursuant to
18 U.S.C.
Section 1350,
as adopted
pursuant to
Section
906 of the Sarbanes-Oxley Act of 2002, that:
1.
The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and
2.
The information
contained in
the Report
fairly presents,
in all
material respects,
the financial
condition and
results of
operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.
Date: March 13, 2026
/s/ Maria Dede
Maria Dede
Principal Financial Officer